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                                 PROMISSORY NOTE

                                                             Englewood, Colorado
$300,000                                                        July 26, 1999


     FOR VALUE RECEIVED, the undersigned (referred to as "Makers") hereby promise to pay to the order of CIBER, INC., a Delaware corporation (referred to, together with any subsequent holder of this Note, as "Holder"), at 5251 DTC Parkway, Suite 1400, Englewood, Colorado 80111, or at such other place or places as any Holder may designate from time to time, the principal amount of the loan made by Holder to Makers hereunder. This Note shall not bear interest except in the event of default as described below. All payments hereunder shall be made in lawful money of the United States of America. Principal shall be payable in accordance with the following terms:

     1. Makers shall apply 75% of any bonuses (net of withholding taxes) payable to Joseph A. Mancuso by CIBER, Inc. or its affiliates ("CIBER") after September 15, 1999 towards payment of the outstanding balance due under the Note. As long as CIBER is the Holder of this Note, CIBER shall have the right to offset the Note balance with75% of any bonuses (net of withholding taxes) due to Joseph A. Mancuso. If the amount applied towards payment of the Note pursuant to the preceding provisions is less than $30,000 during the period from September 16, 1999 until September 15, 2000 and, thereafter, during the period from September 16 through September 15 of each successive year, then Makers shall pay Holder the difference between $30,000 and the amount applied to the Note (the "Deficiency") on or before September 15.

     2. In the event of a Termination for Cause (as defined in the Employment Agreement as hereinafter defined), this Note shall be repayable in full on the date the Property (as defined herein) is sold, or the first anniversary of the termination date, whichever is earlier.

     3. In the event of a Termination Other than for Cause (as defined in the Employment Agreement), this Note shall be repayable in full on the date the Property is sold or the second anniversary of the termination date, whichever is earlier.

     4. In the event of a Termination by Reason of Disability (as defined in the Employment Agreement), this Note shall be repayable in full on the date the Property is sold or the second anniversary of the termination date, whichever is earlier.

     5. In the event of Joseph A. Mancuso's death, this Note shall be repayable in full upon the date the Property is sold or the second anniversary of the date of death, whichever is earlier.

     6. In the event of a Voluntary Termination (as defined in the Employment Agreement), this Note shall be repayable in full on the date the Property is sold or the first anniversary of the termination date, whichever is earlier.

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     7.   In the event of a Termination Upon a Change in Control (as defined in the Employment Agreement), this Note shall be repayable in full on the date the Property is sold or the second anniversary of the termination date.

     Reference is made to the Employment Agreement between CIBER and Joseph
A. Mancuso, dated July 1, 1999 (the "Employment Agreement"), for definitions of the termination provisions described above. The entire principal balance outstanding, together with all accrued and unpaid interest, and together with any other amounts due under this Note or under the Deed of Trust (as hereinafter defined) or other instruments securing or executed in connection with this Note, are due and payable in full on the date which is five years from the date hereof.

     All payments received hereunder shall be applied as follows: (i) first, to any late charges, costs, attorneys' fees and other charges under this Note, or under the Deed of Trust or any other instrument securing or executed in connection with this Note, other than principal and interest; (ii) second, to accrued interest; and (iii) third, to principal.

     The payment of indebtedness evidenced by this Note is initially unsecured; however, the Makers intend to utilize the proceeds of the Note to purchase and improve real property. Within sixty (60) days of acquisition of the real property, Makers will execute a Deed of Trust (the "Deed of Trust") encumbering the acquired property which will be described in the Deed of Trust (the "Property"). Reference is made to the Deed of Trust for a description of the property subject thereto, and the rights and obligations thereunder.

     At the option of Holder and subject to any applicable grace period, the entire balance of principal, accrued interest and other sums owing under this Note shall become at once due and payable in full, without notice or demand, upon the occurrence of any one of the following specified events: (1) any failure to make any payment when due hereunder; (2) any default in the observance or performance of any other covenant, term or provision to be performed under this Note; (3) the failure or inability of either Maker to pay its debts generally as they become due; (4) the concealment, removal or transfer of any assets and properties of either Maker in violation or evasion of any bankruptcy, fraudulent conveyance or similar law; (5) the making of a general assignment for the benefit of creditors; (6) the appointment of a receiver for either Maker's assets and properties; (7) the filing of any petition or the commencement of any proceeding by or against either Maker for any relief under bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of debts, reorganization, dissolution or liquidation, which proceeding is not dismissed within thirty (30) days; or
(8) the falsity, when made, of any warranty or representation made by either Maker to Holder. Reference is made to the Deed of Trust and any other instrument securing or executed in connection with this Note for additional rights of acceleration. The balance of principal, interest and other sums due upon the maturity of this Note, by acceleration or otherwise, shall bear interest from the time of maturity until paid at a rate of eighteen percent (18%) per year (the "Default Rate"). In addition, if any Deficiency is not paid when due, the unpaid Deficiency amount shall bear interest from the date due until paid at the Default Rate.

     Makers and all parties now or hereafter liable for payment of this Note, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety or otherwise, hereby jointly and severally:

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     (a)  waive presentment, demand, protest, notice of protest, notice of dishonor and all other notices and demands whatever, other than any notice which may be required pursuant to any provision of any document executed in connection with this Note;

     (b) consent to impairment or release of collateral, any and all renewals, extensions or modifications of the terms hereof, including time for payment, and acceptance of late or partial payments before, at or after maturity;

     (c) agree that Holder's acceptance of one or more partial payments after acceleration of the maturity of this Note will not constitute a waiver of such acceleration, regardless of any contrary notice or statement of condition which may accompany any such partial payment;

     (d) agree to pay all costs and expenses, including attorneys' fees, which may be incurred by Holder in collecting this Note or in enforcing and realizing upon any security for this Note.

     In the event of default under this Note, or under the Deed of Trust or any other instrument securing or executed in connection with this Note, Holder may, at its option, undertake proceedings to foreclose the Deed of Trust or exercise any other right or remedy available under this Note, under the Deed of Trust, or under any other instrument given as security for this Note, or otherwise available at law or in equity, in any sequence or combination. Proceeding with any one right or remedy or any combination thereof shall not be an election against or waiver of any other right or remedy.

     The provisions of this Note and of all agreements now or hereafter existing between Makers and Holder are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Note, or of any other agreement between Makers and Holder, should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, then the amount which would be excessive interest shall be applied to the reduction of principal (or, at Holder's option, be paid over to Makers) and shall not be counted as interest.

     Makers understand and agree that their obligations hereunder, including the obligation to make payments in accordance with the terms hereof, are unconditional and that all payments shall be made without any offset or deduction whatsoever.

     The indebtedness evidenced by this Note and the Deed of Trust may be subordinated to one deed of trust on the Property for the benefit of a primary institutional lender (or home development company).

     If any provision of this Note or of any other instrument securing or executed in connection with this Note is, for any reason and to any extent, invalid and unenforceable, then neither the

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remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Note, shall be affected by such invalidity or unenforceability, and there shall be deemed substituted for the invalid or unenforceable provision the most similar provision which would be valid and enforceable under applicable law.

     Makers hereby covenant and agree that the state and federal courts of the State of Colorado shall have personal jurisdiction and proper venue over any dispute between Holder and Makers; provided that the foregoing consent to jurisdiction and venue shall not deprive Holder of the right in its discretion to commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over Makers. In any action or proceeding brought under this Note, each of the Makers and Holder waives trial by jury. Makers further agree that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Colorado in all respects.

                                   ss/ Joseph A. Mancuso
                                   -------------------------------------------
                                   Joseph A. Mancuso


                                   ss/ Susan Mancuso
                                   -------------------------------------------
                                   Susan Mancuso















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